[Execution]

              THIRD AMENDMENT TO US CREDIT AGREEMENT

     THIS THIRD AMENDMENT TO US CREDIT AGREEMENT (herein called the "Amendment") made as of November 30, 1999, by and among Questar Market Resources, Inc., a Utah corporation ("US Borrower"), Bank of America, N.A., individually and as administrative agent for the Lenders as defined below ("US Agent"), and the undersigned Lenders.

                       W I T N E S S E T H:

     WHEREAS, US Borrower, US Agent and the lenders as signatories thereto (the "Lenders") entered into that certain US Credit Agreement dated as of April 19, 1999, as amended by that certain First Amendment to US Credit Agreement dated as of May 17, 1999, and as amended by that certain Second Amendment to US Credit Agreement dated as of July 30, 1999 (the "Original Agreement"), for the purpose and consideration therein expressed, whereby the Lenders became obligated to make loans to US Borrower as therein provided; and

     WHEREAS, US Borrower, US Agent and the undersigned Lenders desire to amend the Original Agreement for the purposes as provided herein;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original
Agreement, in consideration of the loans which may hereafter be made by Lenders to US Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

                            ARTICLE I.

                    Definitions and References

     Section 1.1. Terms Defined in the Original Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Agreement shall have the same meanings whenever used in this Amendment.

     Section 1.2. Other Defined Terms. Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this Section 1.2.

          "Amendment" means this Third Amendment to US Credit
     Agreement.

          "US Credit Agreement" means the Original Agreement as amended hereby.

                            ARTICLE II.

                 Amendments to Original Agreement

     Section 2.1.  Hedging Contracts.  Section 7.10(i)(B) of the
Original Agreement is hereby amended in its entirety to read as follows:

          "(B) such contracts do not require any Restricted Person to provide any Lien to secure US Borrower's obligations thereunder, other than Liens on cash or cash equivalents in an aggregate amount not more than US $30,000,000."

                           ARTICLE III.

                             Waiver

     Section 3.1. Waiver. US Borrower has informed US Agent that US Borrower and Restricted Persons are in violation of the provisions of
Section 7.10(i) of the Original Agreement for the period covering
August 20, 1999 to and including the date hereof.   US Agent and the
undersigned Lenders hereby (a) waive any such violation of Section 7.10(i) and (b) waive any Default or Event of Default resulting from such violation

                            ARTICLE IV.

                    Conditions of Effectiveness

     Section 4.1. Effective Date. This Amendment shall become effective as of the date first above written when, and only when, (i) US Agent shall have received, at US Agent's office, a counterpart of this Amendment executed and delivered by US Borrower and Required Lenders and (ii) US Agent shall have additionally received from US Borrower, in connection with such US Loan Documents, all other fees and reimbursements to be paid to US Agent pursuant to any US Loan Documents, or otherwise due US Agent and including fees and disbursements of US Agent's attorneys.

                            ARTICLE V.

                  Representations and Warranties

     Section 5.1. Representations and Warranties of Borrower. In order to induce US Agent and Lenders to enter into this Amendment, US Borrower represents and warrants to US Agent that:

          (a) The representations and warranties contained in Article V of the Original Agreement are true and correct at and as of the time of the effectiveness hereof.

          (b) US Borrower has duly taken all action necessary to authorize the execution and delivery by it of this Amendment and to authorize the consummation of the transactions contemplated hereby and the performance of its obligations hereunder. US Borrower is duly authorized to borrow funds under the US Credit Agreement.

          (c) The execution and delivery by US Borrower of this Amendment, the performance by US Borrower of its obligations hereunder and the consummation of the transactions contemplated herein do not and will not (a) conflict with any provision of (i) any Law, (ii) the organizational documents of US Borrower, or
     (iii) any agreement, judgment, license, order or permit applicable to or binding upon US Borrower, or (b) result in the acceleration of any Indebtedness owed by US Borrower, or (c) result in or require the creation of any Lien upon any assets or properties of US Borrower, except as expressly contemplated or permitted in the Loan Documents. Except as expressly contemplated in the Loan Documents no consent, approval, authorization or order of, and no notice to or filing with any Tribunal or third party is required in connection with the execution, delivery or performance by US Borrower of this Amendment or to consummate any transactions contemplated herein.

          (d) This Amendment is a legal, valid and binding obligation of US Borrower, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or similar Laws of general application relating to the enforcement of creditors' rights and by equitable principles of general application relating to the enforcement of creditor's rights.

                            ARTICLE VI.

                           Miscellaneous

     Section 6.1. Ratification of Agreements. The Original Agreement as hereby amended is hereby ratified and confirmed in all respects. The US Loan Documents, as they may be amended or affected by this Amendment, are hereby ratified and confirmed in all respects. Any reference to the US Credit Agreement in any Loan Document shall be deemed to be a reference to the Original Agreement as hereby amended. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lenders under the US Credit Agreement, the US Notes, or any other US Loan Document nor constitute a waiver of any provision of the US Credit Agreement, the US Notes or any other US Loan Document.

     Section 6.2. Survival of Agreements; Cumulative Nature. All of US Borrower's various representations, warranties, covenants and agreements herein shall survive the execution and delivery of this Amendment and the performance hereof, including without limitation the making or granting of the US Loans, and shall further survive until all of the US Obligations are paid in full to each Lender Party and all of Lender Parties' obligations to US Borrower are terminated. All statements and agreements contained in any certificate or instrument delivered by any Restricted Person hereunder or under the US Credit Agreement to any Lender Party shall be deemed representations and warranties by US Borrower or agreements and covenants of US Borrower under this Amendment and under the US Credit Agreement. The representations, warranties, indemnities, and covenants made by Restricted Persons in the US Loan Documents, and the rights, powers, and privileges granted to Lender Parties in the US Loan Documents, are cumulative, and, except for expressly specified waivers and consents, no Loan Document shall be construed in the context of another to diminish, nullify, or otherwise reduce the benefit to any Lender Party of any such representation, warranty, indemnity, covenant, right, power or privilege. In particular and without limitation, no exception set out in this Amendment to any representation, warranty, indemnity, or covenant herein contained shall apply to any similar representation, warranty, indemnity, or covenant contained in any other Loan Document, and each such similar representation, warranty, indemnity, or covenant shall be subject only to those exceptions which are expressly made applicable to it by the terms of the various US Loan Documents.

     Section 6.3.  Loan Documents.  This Amendment is a US Loan
Document, and all provisions in the US Credit Agreement pertaining to US Loan Documents apply hereto.

     Section 6.4. Governing Law. This Amendment shall be governed by and construed in accordance the laws of the State of Utah and any applicable laws of the United States of America in all respects, including construction, validity and performance. US Borrower hereby irrevocably submits itself and each other Restricted Person to the non-exclusive jurisdiction of the state and federal courts sitting in the State of Utah and agrees and consents that service of process may be made upon it or any Restricted Person in any legal proceeding relating to the Amendment Documents or the Obligations by any means allowed under Utah or federal law.

     Section 6.5. Counterparts. This Amendment may be separately executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment. This Amendment may be validly executed and delivered by facsimile or other electronic transmission.

     THIS AMENDMENT AND THE OTHER US LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

  [The remainder of this page has been intentionally left blank.]

     IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

                              QUESTAR MARKET RESOURCES, INC.
                              US Borrower


                              By:  /s/G. L. Nordloh
                                   G. L. Nordloh
                                   President and Chief Executive Officer

                                   Mailing Address:
                                   P.O. Box 45433
                                   Salt Lake City, Utah  84145
                                   Attention:  Martin H. Craven

                                   Street Address:
                                   180 East 100 South
                                   Salt Lake City, Utah  84111
                                   Telephone: (801) 324-5497
                                   Fax: (801) 324-5483


                              BANK OF AMERICA, N.A.,
                              Administrative Agent, US LC Issuer and
                              Lender


                              By:
                                   Name:
                                   Title:


                              TORONTO DOMINION (TEXAS), INC.
                              Lender


                              By:  /s/Jimmy Simien
                                   Jimmy Simien
                                   Vice President


                              BANK OF MONTREAL
                              Lender


                              By:  /s/James Whitmore
                                   James Whitmore
                                   Director


                                   BANK ONE, N.A., f/k/a THE FIRST
                                   NATIONAL BANK OF CHICAGO
                                   Lender


                                   By:
                                        Name:
                                        Title:


                                   FIRST SECURITY BANK, N.A.
                                   Lender


                                   By:
                                        Name:
                                        Title:


                                   MELLON BANK, N.A.
                                   Lender


                                   By:  /s/Roger E. Howard
                                        Roger E. Howard
                                        Vice President


                              US BANK NATIONAL ASSOCIATION
                              Lender


                              By:  /s/Mark E. Thompson
                                   Mark E. Thompson
                                   Vice President


                              THE BANK OF TOKYO-MITSUBISHI,
                               LTD.,HOUSTON AGENCY
                              Lender


                              By:
                                   Name:
                                   Title: